Exhibit 1.01

TWIN DISC, INCORPORATED

Conflict Minerals report

FOR THE YEAR ENDED DECEMBER 31, 2018

I.	Overview

This is the Conflict Minerals Report of Twin Disc, Incorporated (“Twin Disc” or the “Company”) for the year ended December 31, 2018, pursuant to Rule 13p-1 (the “Rule”) under the Securities and Exchange Act of 1934 (the “Exchange Act”). Terms not defined herein shall have the meanings assigned to such terms in Form SD and the Conflict Minerals Final Rule (SEC Release No. 34-67716, August 22, 2012).

The Company designs, manufactures and sells marine and heavy-duty off-highway power transmission equipment. Products offered include marine transmissions, azimuth drives, surface drives, propellers and boat management systems, as well as power-shift transmissions, hydraulic torque converters, power take-offs, industrial clutches and control systems. The Company sells its products to customers primarily in the pleasure craft, commercial and military marine markets, as well as in the energy and natural resources, government and industrial markets. The Company’s worldwide sales to both domestic and foreign customers are transacted through a direct sales force and a distributor network.

As described in more detail below, the Company performed a good faith reasonable country of origin inquiry (“RCOI”) to determine whether the necessary Conflict Minerals originated in the Democratic Republic of the Congo or an adjoining country or were from recycled or scrap sources. In reviewing the results from its RCOI, the Company has reason to believe that certain of its necessary Conflict Minerals originated, or may have originated, in the Democratic Republic of the Congo or an adjoining country and are not from recycled or scrap sources. These Conflict Minerals were subject to the exercise of due diligence by the Company as described herein.

II.	Policy on Conflict Minerals

The Company has adopted the following Conflict Minerals Policy, which is also published on the Company’s website at http://ir.twindisc.com/corporate-governance.cfm:

Introduction to the Conflict Minerals Rule

On August 22, 2012, the U.S. Securities and Exchange Commission approved the final rule on conflict minerals with the desired objective of ending human-rights atrocities and the financing of armed conflict in the Democratic Republic of the Congo (DRC) and adjoining countries. The conflict minerals rule requires all public companies, such as Twin Disc, to determine whether tin, tantalum, tungsten, gold, and their related derivatives (Conflict Minerals) are necessary to the functionality or production of products they manufacture or contract to manufacture, and, if so, whether such Conflict Minerals originated from the DRC or adjoining countries. While the burden of the rule’s inquiry and disclosure obligations rests with public companies, all members within the supply chain network of each public company are also impacted.

What Twin Disc is Doing

As a responsible global corporate citizen, Twin Disc is committed to promoting human rights in the DRC and adjoining countries. To accomplish these objectives, Twin Disc will:

●	Gather information from its suppliers aimed at identifying the source of any Conflict Minerals in the products it manufactures or contracts to manufacture.

●

Enhance its supply chain due diligence measures, which will conform to a due diligence framework consistent with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas or other nationally or internationally recognized framework.

●	Comply with the requirements of the SEC’s conflict minerals rule.

Twin Disc’s Expectations for Suppliers

To ensure compliance with its conflict minerals policy, the Company expects each of its suppliers to:

●	Make reasonable inquiries as to the country of origin of any Conflict Minerals in products it delivers to the Company and require the same of all upstream suppliers.

●	Conduct due diligence to confirm whether Conflict Minerals were sourced from a conflict-free source.

●	Thoroughly document its due diligence efforts to determine that any materials and products containing Conflict Minerals are DRC conflict free.

●	Timely, completely, and accurately respond to the Company’s Conflict Minerals Country of Origin Questionnaire and any follow-up inquiries.

The Company evaluates its relationships with its suppliers on an ongoing basis. In the event it determines that a supplier has failed to comply with the requirements of this conflict minerals policy, the Company reserves the right to take appropriate action(s) to address the noncompliance, which may include discontinuing its business relationship with such supplier.

Comments or Questions

Any comments, questions, or concerns regarding Twin Disc’s conflict minerals policy should be addressed to: Michael Kienast, Twin Disc, Incorporated, (262) 638-4475.

III.	Supply Chain

The Company is a downstream manufacturer and is many steps removed from smelters and refiners that process minerals and ore. The Company does not purchase raw ore or unrefined Conflict Minerals and does not, to the best of its knowledge, directly purchase any Conflict Minerals from any of the Covered Countries. As a result, the Company relies on its direct suppliers to provide origin information on Conflict Minerals contained in components or materials shipped to the Company. Similarly, the Company’s direct suppliers may rely on their suppliers for such information.

IV.	Reasonable Country of Origin Inquiry

The Company first determined that Conflict Minerals are necessary to the functionality or production of a product manufactured by the Company or contracted to be manufactured by the Company. Although the Company does not itself intentionally add Conflict Minerals to the products that it manufactures, it concluded that certain components of products that it receives from suppliers that are incorporated into products that it manufactures likely contain Conflict Minerals that are necessary to functionality or production of the Company’s products.

Accordingly, the Company performed a good faith reasonable country of origin inquiry (“RCOI”) to determine whether the necessary Conflict Minerals originated in the Democratic Republic of the Congo or an adjoining country or were from recycled or scrap sources. To begin the RCOI, the Company’s engineering group reviewed the Company’s product portfolio for items that could include any of the Conflict Minerals. This was performed at each of the Company’s manufacturing entities, with guidance provided by the engineering group of the Company’s main corporate office where necessary. Once the products were identified, the engineering group provided a list of suppliers of these products to the Company’s purchasing and customer service groups.

The Company’s purchasing or customer service group then sent out a Conflict Minerals Reporting Template (“CMRT”) to each of the suppliers identified through the above process. The CMRT is a standardized reporting template developed by the Responsible Minerals Initiative (“RMI”) (established by the Responsible Business Alliance or “RBA”, a coalition dedicated to improving social, environmental, and ethical conditions in supply chains) that facilitates the transfer of information through the supply chain regarding mineral country of origin and smelters and refiners being utilized.  The CMRT solicits responses to the following questions: whether: (1) any Conflict Minerals are intentionally added to the products that were supplied to the Company; (2) any of the Conflict Minerals are necessary to the functionality of the supplier’s products that were supplied to the Company; (3) any necessary Conflict Minerals originated from the Democratic Republic of the Congo or an adjoining country; (4) 100% of the necessary Conflict Minerals originated from recycled or scrap sources; (5) the supplier has received supply chain data/information regarding the necessary Conflict Minerals from all relevant suppliers; (6) the supplier identified all of the smelters the supplier and its suppliers use to supply the necessary Conflict Minerals; (7) the supplier has a policy in place that includes DRC conflict-free sourcing; and (8) the supplier has implemented specified country of origin inquiries and/or due diligence measures for DRC conflict-free sourcing. The Company kept track of the responses it received, and followed up on a regular basis with suppliers that did not respond and with suppliers whose responses were deemed insufficient, assessed whether it was reasonable to rely on the suppliers’ responses to the questionnaires, and sought to identify warning signs or red flags that would require the Company to engage in due diligence under the Conflict Minerals Final Rule.

As of the date of this Report, the Company has received meaningful responses from 71% of the 78 suppliers that received questionnaires. All of the Company’s suppliers provided data in response to the Company’s RCOI at the supplier company level or a division/segment level, rather than at a level directly relating to a part number that the supplier provides to the Company. The Company was therefore unable to conclusively determine whether any of the Conflict Minerals that these suppliers reported was actually contained in components or parts that the suppliers provided to the Company or whether any of the smelters and refiners identified by these suppliers are actually in the Company’s supply chain. Some suppliers indicated that the products that they supply to the Company contain Conflict Minerals, but did not identify the smelters and refiners in their supply chain, or were unable to name the locations of the mines of these smelters. As a result, it has been inherently difficult to ascertain the ultimate source of Conflict Minerals in products the Company manufactures.

Thirty-six suppliers whose components were incorporated into products manufactured by the Company in 2018 indicated that their products contained tin, tantalum, tungsten, or gold that may have originated in the DRC or a surrounding country and were not from recycled or scrap sources. These suppliers provided the names of the smelters that they source from to the extent they are known or have been disclosed to the suppliers. The Company compared these smelter names against those listed as conformant on the website www.responsiblemineralsinitiative.org and was able to confirm that some of the smelters identified by these suppliers are, in fact, conformant with the Responsible Minerals Assurance Process assessment protocols (RMAP), a program that uses third party independent auditors to validate that participating smelters and refiners have adequate policies and due diligence processes in place to trace the origin of the minerals that they process and assess whether they were obtained from conflict free sources, established by the RBA. The Company was not able to confirm whether the other smelters named by these suppliers are conflict-free. Also, the Company notes that the suppliers themselves were unable to name the locations of some of the mines from which the Conflict Minerals are sourced.

The supplier responses we received mentioned approximately 441 smelters (listed in Exhibit A) as potentially having processing the necessary conflict minerals in our products during 2018. The table below summarizes certain information pertaining to the 441 identified smelters:

Total number of identified smelters: 441

Number of identified smelters designated “Compliant” by RMI: 257

Number of identified smelters designated “Active/In Progress”: 4

Number of identified smelters designated “Unclassified”: 180

As noted above, all of our suppliers that indicated that Conflict Minerals are present in their products responded at the company level, meaning that they reported the smelter information for all of their products, not just for the products sold to the Company. As such, the list of identified smelters disclosed in Exhibit A likely contains more smelters than those that actually process or refine the necessary Conflict Minerals contained in the Company’s products. The Company was therefore unable to determine with certainty the identity of all of the smelters used by our supply chain to process necessary Conflict Minerals for its products.

The responses to the Company’s RCOI received from suppliers did not provide a compelling basis for the Company to conclude that Conflict Minerals in products supplied to the Company were from the DRC or a surrounding country, and/or whether or not they are conflict-free. To date, this process has not uncovered any additional red flags, but the process is ongoing.

V.	Due Diligence Processes

The Company’s due diligence processes are designed to conform with the due diligence framework as described in the Organization for Economic Cooperation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Guidance”) and the related Supplements for gold and for tin, tantalum and tungsten. The Company’s due diligence efforts are set forth below:

Step 1:     Establish Strong Company Management Systems

As described above, the Company has adopted a Conflict Minerals Policy. In addition, the Company has established a management team relating to Conflict Minerals. The management team is overseen by the Corporate Controller and the Director of Global Compliance and Internal Audit, and includes the Company’s Global Operations Controller, its Senior Quality Assurance and Continuous Improvement Manager, its Supplier Quality Engineer, and a Design Engineer of the Company. The Company has adopted detailed written procedures regarding its RCOI and due diligence, and these procedures assign specific tasks to specific members of the Conflict Minerals team. The Conflict Minerals team periodically reports to the Company’s Chief Financial Officer, Treasurer and Secretary (“CFO”) as well as to the Disclosure Committee, which includes the Company’s CFO, the Vice President of Human Resources of the Company, the Controller of the Company, and the Director of the Internal Audit Department of the Company. A representative from outside securities legal counsel for the Company also participates in the meetings and activities of the Disclosure Committee in an advisory capacity.

Step 2:     Identify and Assess Risks in Supply Chain

As described above, the Company engaged in a good-faith RCOI to determine whether the necessary Conflict Minerals originated in the Democratic Republic of the Congo or an adjoining country or were from recycled or scrap sources. With respect to suppliers that indicated that their products contained tin, tantalum, tungsten and/or gold that originated in the Democratic Republic of the Congo or a surrounding country and were not from recycled or scrap sources, the Company verified that the smelters and refiners identified by those suppliers are conformant with the Responsible Minerals Assurance Process assessment protocols established by the RBI. With respect to other suppliers, the Company is continuing the process of comparing the identified smelters and refiners with the RBA list of conformant smelters and refiners, beginning with the suppliers whose products the Company determined are most likely to contain Conflict Minerals.

Step 3:     Design and Implement a Risk Management Plan

The Company continued, and is continuing, to develop and execute processes to (i) identify suppliers that provide products to the Company that may contain Conflict Minerals, (ii) conduct a good faith RCOI of its supply chain, and (iii) engage in due diligence with respect to Conflict Minerals.

Step 4:     Independent Third-Party Audit of Smelters’ or Refiners’ Due Diligence Practices

The Company is a downstream manufacturer and is many steps removed from smelters and refiners who process minerals and ore. The Company does not purchase raw ore or unrefined Conflict Minerals and does not, to the best of its knowledge, directly purchase any Conflict Minerals from any of the Covered Countries. Therefore, the Company does not perform or direct audits of smelters and refiners within its supply chain.

Step 5:     Report Findings

This Conflict Minerals Report is being filed with the SEC as an exhibit to the Company’s specialized disclosure report on Form SD and is publicly available on the Company’s website at the following link: http://ir.twindisc.com/financial-information/sec-filings.

VI.     Due Diligence Results

The products manufactured by the Company that contain Conflict Minerals that may have originated in the Democratic Republic of the Congo or a surrounding country and are not from recycled or scrap sources include, but may not be limited to, electronic control systems and electronic components (such as sensors and valve coils) in transmissions and power take-offs. The Company’s website, www.twindisc.com, contains detailed information describing these and other products that the Company manufactures. The information contained on the Company’s website is not a part of, nor incorporated by reference into, this Conflict Minerals Report or the Specialized Disclosure Report on Form SD, and shall not be deemed “filed” under the Exchange Act.

As a result of the Company’s exercise of due diligence on the source and chain of custody of Conflict Minerals necessary to the functionality of products manufactured or contracted for manufacture by the Company during the year ended December 31, 2018, the Company has reason to believe that certain of its products have not been found to be DRC conflict free. Based on the due diligence performed, the Company is unable to fully determine facilities used to process the Conflict Minerals or their country of origin. The Company’s efforts to determine the mine(s) or location of origin with the greatest possible specificity included the use of the due diligence measures described above.

Exhibit A

Metal	Smelter Name	Smelter Facility Location
Gold	8853 S.p.A.	ITALY
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Acade Noble Metal (Zhao Yuan) Corporation	CHINA
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	African Gold Refinery	UGANDA
Gold	AGoSI	GERMANY
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	ALPHA ASSEMBLY	UNITED STATES OF AMERICA
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	China Golddeal	CHINA
Gold	Chugai Mining	JAPAN
Gold	Codelco	CHILE
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	DaeryongENC	KOREA, REPUBLIC OF

Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Dongguan Standard Electronic Material.Co.,Ltd	CHINA
Gold	Dowa	JAPAN
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Faggi Enrico S.p.A.	ITALY
Gold	Feinhütte Halsbrücke GmbH	GERMANY
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Fujairah Gold FZC	United Arab Emirates
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Harmony Gold Refinery	UNITED STATES OF AMERICA
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Henan Yuguang Gold & Lead Co., Ltd.	CHINA
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	International Precious Metal Refiners	United Arab Emirates
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION

Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	K.A.Rasmussen as	NORWAY
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kanfort Industrial (Yantai)	CHINA
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	L'Orfebre S.A.	ANDORRA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Morris and Watson Gold Coast	AUSTRALIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN

Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	Qiankun Gold and Silver	CHINA
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Safimet S.p.A	ITALY
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Yanggu Xiangguang Co. Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA

Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Suzhou Xingrui Noble	CHINA
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Tony Goetz NV	BELGIUM
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	YAMAKIN CO., LTD.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongkuang Gold Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	Advanced Metallurgical Group N.V. (AMG)	UNITED STATES OF AMERICA
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA

Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals	UNITED STATES OF AMERICA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	GTP Corp.	UNITED STATES OF AMERICA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Group	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	Kemet Blue Powder	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Non-ferrous Metal Smeltery	CHINA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Plansee	AUSTRIA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA

Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Sizer Metals PTE	SINGAPORE
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Tantalite Resources	SOUTH AFRICA
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Tranzact, Inc.	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	WBH AG	AUSTRIA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	AMPERE	GERMANY
Tin	An Thai Minerals Co., Ltd.	VIET NAM
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Brinkmann Chemie AG	GERMANY
Tin	C. Hafner GmbH + Co. KG	GERMANY
Tin	CFC Cooperativa dos Fundidores de Cassiterita da Amazônia Ltda.	BRAZIL
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	China Minmetals	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CINTAS METALICAS S.A	SPAIN
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Complejo Metalurgico Vinto S.A.	UNITED STATES OF AMERICA
Tin	Cooperativa Metalurgica de Rondonia Ltda.	BRAZIL
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Makmur Jaya	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA

Tin	Da Nang Processing Import and Export Joint Stock	VIET NAM
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Empresa Metalúrgica Vinto (Government, 100%)	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Fenix Metals	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Global Advanced Metals Pty Ltd	AUSTRALIA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	H. Kramer & Co.	UNITED STATES OF AMERICA
Tin	Hayes Metals	NEW ZEALAND
Tin	Hongqiao Metals (Kunshan) Co., Ltd.	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jean Goldschmidt International	BELGIUM
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Ketapang	INDONESIA
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	MATSUSHIMA KINZOKU	JAPAN
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Chimique	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN
Tin	Mineracao Taboca S.A.	BRAZIL

Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Nathan Trotter & Co., Inc.	UNITED STATES OF AMERICA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Phoenix Metal Ltd.	RWANDA
Tin	Pongpipat Company Limited	MYANMAR
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Serumpun	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT KOBA TIN	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA

Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT O.M. Indonesia	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Premium Tin Indonesia	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Rajehan Ariq	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin Investment	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah Nusantara	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Tin	REDRING SOLDER (M) SDN BHD	MALAYSIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rohm und Haas	UNITED STATES OF AMERICA
Tin	RT Refined Banka Tin	INDONESIA
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Semco	UNITED STATES OF AMERICA
Tin	Senju Metal Industry Co., Ltd.	MALAYSIA
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Super Ligas	BRAZIL
Tin	Thaisarco	THAILAND
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Uni Bros Metal Pte Ltd	SINGAPORE
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Xianghualing Tin Industry Co., Ltd.	CHINA

Tin	Xinmao Xiye (Tin Company)	CHINA
Tin	Yifeng Tin Industry (Chenzhou) Co Ltd	CHINA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Gejiu Jinye Minerals	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	Zhongshan Jinye Smelting Co., Ltd	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	CHINA
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA

Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Mehra Ferro-Alloys Pvt Ltd.	INDIA
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Tungsten Diversified Industries LLC	UNITED STATES OF AMERICA
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	CHINA